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                          VOYAGEUR TAX FREE FUNDS, INC.
                   VOYAGEUR INTERMEDIATE TAX FREE FUNDS, INC.
                          VOYAGEUR INSURED FUNDS, INC.
                              VOYAGEUR FUNDS, INC.
                           VOYAGEUR INVESTMENT TRUST
                          VOYAGEUR INVESTMENT TRUST II
                          VOYAGEUR MUTUAL FUNDS, INC.
                          VOYAGEUR MUTUAL FUNDS II, INC.
                        VOYAGEUR MUTUAL FUNDS III, INC.
                         VAM INSTITUTIONAL FUNDS, INC.

                   Multiple Class Plan Pursuant to Rule 18f-3

                      As  Approved as of June 19, 1997


I.       Preamble

         Each of the funds listed below (each a "Fund", and collectively the "Funds"), is a separate series of one of the above-captioned registrants (each, a "Company"). Each Fund has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") in offering multiple classes of shares in such Fund:


Delaware-Voyageur US Government Securities Fund                 Delaware-Voyageur Tax-Free Washington Insured Fund
Delaware-Voyageur Tax-Free Arizona Insured Fund                 Delaware-Voyageur Tax-Free Florida Intermediate Fund
Delaware-Voyageur Tax-Free Colorado Insured Fund                Delaware-Voyageur Tax-Free Arizona Fund
Delaware-Voyageur Minnesota Insured Fund                        Delaware-Voyageur Tax-Free California Fund
Delaware-Voyageur Tax-Free Arizona Intermediate Fund            Delaware-Voyageur Tax-Free Iowa Fund
Delaware-Voyageur Tax-Free California Intermediate Fund         Delaware-Voyageur Tax-Free Idaho Fund
Delaware-Voyageur Tax-Free Colorado Intermediate Fund           Delaware-Voyageur Minnesota High Yield Municipal Bond Fund
Delaware-Voyageur Tax-Free Minnesota Intermediate Fund          National High Yield Municipal Bond Fund
Delaware-Voyageur Tax-Free California Insured Fund              Delaware-Voyageur Tax-Free New York Fund
Delaware-Voyageur Tax-Free Florida Insured Fund                 Delaware-Voyageur Tax-Free Wisconsin Fund
Delaware-Voyageur Tax-Free Florida Fund                         Delaware-Voyageur Tax-Free Colorado Fund
Delaware-Voyageur Tax-Free Kansas Fund                          Aggressive Growth Fund
Delaware-Voyageur Tax-Free Missouri Insured Fund                Growth Stock Fund
Delaware-Voyageur Tax-Free New Mexico Fund                      Tax Efficient Equity Fund
Delaware-Voyageur Tax-Free Oregon Insured Fund                  Delaware-Voyageur Tax-Free Minnesota Fund
Delaware-Voyageur Tax-Free Utah Fund                            Delaware-Voyageur Tax-Free North Dakota Fund




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This plan pursuant to rule 18f-3 (the "Plan"), which shall become effective for the Funds on the Effective Date (as defined in section VI of this Plan), sets forth the differences among classes of shares of the Funds, including distribution arrangements, shareholder services, income gains and expense allocations, conversion and exchange options, and voting rights.

II.      Attributes of Share Classes.

         The attributes of each existing class of the existing Funds with respect to distribution arrangements, shareholder services, and conversion and exchange options shall be as set forth in the following materials:

         A. Prospectus and Statement of Additional Information of each respective Fund as in effect (including supplements) as of the Effective Date (as defined in section VI hereof).

         B. Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1 Plan") for each Company and Fund as in effect on the Effective Date (as defined in section VI hereof).

Expenses, income and gains of such existing classes of the Funds shall be allocated in the manner set forth in III and IV below. Each such existing class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement for shareholder services and the distribution of shares and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interest of any other class, and shall have in all other respects the same rights and obligations as each other class.

III.     Expense Allocation.

         A. Class-specific expenses. Each Company shall allocate to each class of shares of a Fund any fees and expenses incurred by the Company in connection with the distribution or servicing of such class of shares under a Rule 12b-1 Plan, if any, adopted for such class. In addition, the Company reserves the right, subject to approval by the Company's Board of Directors/Trustees, to allocate fees and expenses of the following nature to a particular class of shares of a Fund (to the extent that such fees and expenses actually vary among each class of shares or vary by types of services provided to each class of shares of the Fund):

         (i)      transfer agency and other recordkeeping costs;

         (ii) Securities and Exchange Commission and blue sky registration or qualification fees;

         (iii) printing and postage expenses related to printing and distributing class specific materials, such as shareholder reports, prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class of shares;

         (iv) audit or accounting fees or expenses relating solely to such class;

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         (v)      the expenses of administrative personnel and services as
                  required to support the shareholders of such class;

         (vi) litigation or other legal expenses relating solely to such class of shares;

         (vii) Directors'/Trustees' fees and expenses incurred as a result of issues relating solely to such class of shares; and

         (viii) other expenses subsequently identified and determined to be properly allocated to such class of shares.

         B.       Common Expenses.

         (i) For Funds which declare a dividend to shareholders on a daily basis ("Daily Dividend Funds"), except for any expenses that are allocated to a particular class as described in paragraph A above, all expenses incurred by a Fund will be allocated to each class of shares of such Fund on the basis of "settled shares" (net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable) of each class in relation to the net assets of the Fund.

         (ii) For Funds which do not declare a dividend to shareholders on a daily basis ("Non-Daily Dividend Funds"), except for any expenses that are allocated to a particular class as described in paragraph A above, all expenses incurred by a Fund will be allocated to each class of shares of such Fund on the basis of the net asset value of each such class in relation to the net asset value of the Fund.

IV.      Allocation of Income and Gains.

         A.       Daily Dividend Funds.

         (i) Income of a Daily Dividend Fund will be allocated to each class of shares of such Fund on the basis of settled shares of each class in relation to the net assets of the Fund.

         (ii) Realized and unrealized capital gains and losses of a Fund will be allocated to each class of shares of such Fund on the basis of the net asset value of each such class in relation to the net asset value of the Fund.

         B.       Non-Daily Dividend Funds.

         (i) Income of a Non-Daily Dividend Fund will be allocated to each class of shares of such Fund on the basis of the net asset value of each such class in relation to the net asset value of the Fund.

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         (ii)     Realized and unrealized gains and losses of a Non-Daily
                  Dividend Fund will be allocated to each class of shares of such Fund on the basis of the net asset value of each such class in relation to the net asset value of the Fund.

V.       Amendment of Plan; Periodic Review.

         A. New Funds and New Classes. With respect to any new portfolio of a Company created after the date of this Plan and any new class of shares of the existing Funds created after the date of this Plan, the Board of Directors/Trustees of such Company shall approve amendments to this Plan setting forth the attributes of the classes of shares of such new portfolio or of such new class of shares.

         B. Material Amendments and Periodic Reviews. The Board of Directors/Trustees of each Company, including a majority of the independent directors/trustees, shall periodically review this Plan for its continued appropriateness and shall approve any material amendment of this Plan as it relates to any class of any Fund covered by this Plan.

VI.      Effective Date of Plan.

         This Plan shall become effective for a Fund upon conversion of the accounting system for such Fund (the "Effective Date"). Upon the Effective Date, this Plan shall supersede any other plan pursuant to Rule 18f-3 which previously has been adopted for a Fund.


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